EXHIBIT 99.1

                                                                        [LOGO]

NEWS
RELEASE

                             For Immediate Release

            ARAMARK ANNOUNCES PRICING OF OFFERING FOR $300 MILLION
                           OF 6.375% NOTES DUE 2008

PHILADELPHIA - August 21, 2002 - ARAMARK (NYSE:RMK), a world leader in managed services, today announced the pricing of a debt offering for $300 million aggregate principal amount of 6.375% Notes due 2008.

The net proceeds from the sale of the notes will be used to repay borrowings under ARAMARK's senior revolving credit facility. The notes were issued by a wholly-owned subsidiary, ARAMARK Services Inc. and are guaranteed by ARAMARK.

Salomon Smith Barney Inc. served as the sole book-running lead manager for this offering. Goldman, Sachs & Co. served as co-lead manager.

About ARAMARK

ARAMARK is a world leader in providing managed services, including food, facility and other support services, uniform and career apparel and childcare and early education. ARAMARK has leadership positions serving the business, education, healthcare, government, sports and recreation sectors. ARAMARK is ranked No. 1 in the outsourcing services category and is among the Top 50 companies overall in FORTUNE Magazine's 2002 "Most Admired Companies in America." Headquartered in Philadelphia, ARAMARK has approximately 200,000 employees serving customers in 17 countries.

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Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements that reflect our current views as to future events and financial performance with respect to our operations. These statements can be identified by the fact that they do not relate strictly to historical or current facts.

They use words such as "aim," "anticipate," "estimate," "expect," "will be," "will continue", "will likely result," "project," "intend," "plan," "believe" and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance.

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Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.

                                    -more-

The forward-looking statements regarding such matters are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

Factors that might cause such a difference include: unfavorable economic conditions, including ramifications of the September 11 terrorist attacks and other terrorist attacks, increased operating costs, shortages of qualified personnel and other factors leading to increased labor costs, costly compliance with governmental regulations, currency risks and other risks associated with international markets, risks associated with acquisitions, including our ability to integrate and derive the expected benefits from our acquisition of ServiceMaster Management Services and other acquisitions, competition, decline in attendance at client facilities, unpredictability of sales and expenses due to contract terms, significant leverage, claims relating to the provision of food services, liability associated with non-compliance with governmental regulations, including regulations pertaining to food services, the environment and childcare service, seasonality, adverse publicity concerning incidents at childcare centers and levels of enrollment in our education business.

For further information regarding risks and uncertainties associated with ARAMARK's business, please refer to the "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Risk Factors" sections of ARAMARK's SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting ARAMARK s investor relations department at www.aramark.com.

Forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they are made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us.

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Contacts:

Media Relations:                            Investor Relations:
GailForce Communications                    ARAMARK
Christopher Hardwick, 215-238-7104          Ted Hill, 215-238-3361
Chardwick@gailforceinc.com                  Hill-ted@aramark.com